Exhibit 99.P2
                                  THE MDL FUNDS


                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1


             While affirming its confidence in the integrity and good faith of all of its officers and trustees, The MDL Funds (the "Trust") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trust, in a position where their personal interest may conflict with that of the Trust.

             In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.           STATEMENT OF GENERAL PRINCIPLES.

             In recognition of the trust and confidence placed in the Trust by its shareholders, and to give effect to the Trust's belief that its operations should be directed to the benefit of its shareholders, the Trust hereby adopts the following general principles to guide the actions of its Trustees, officers and employees.

             (1) The interests of the Trust's shareholders are paramount, and all of the Trust's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

             (2) All personal transactions in securities by the Trust's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and its shareholders.

             (3) All of the Trust's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person's independence or judgment.



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II.          DEFINITIONS.

             (1) "Access Person" shall mean (i) each Trustee or officer of the Trust, (ii) each employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or any series thereof (herein a "Fund"), or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) each officer, director or general partner of the adviser to the Trust;
                      (iv) any employee of the adviser who, in connection with his or her regular functions or duties, makes participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (v) each director, officer or general partner of any principal underwriter for the Trust, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by the Funds, or whose functions relate to the making of recommendations regarding securities to the Funds; and (vi) any natural person in a control relationship with a Fund or the Fund's adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

             (2) "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

             (3)      "Control" shall have the same meaning as that set forth in
                      Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

             (4) "Independent Trustee" means a Trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

             (5) "Initial Public Offering" ("IPO") means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934.

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             (6)      "Private  Placement" means an offering that is exempt from registration  under the Securities Act of 1933 pursuant to
                      Section  4(2) or  Section  4(6) in the  Securities  Act of
                      1933.

             (7) "Special Purpose Investment Personnel" means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of the Trust or any Fund thereof is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by a Fund. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

             (8) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

             (9) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered, open-end mutual funds and high quality short-term debt instruments, including repurchase agreements.

             (10) A Security "held or to be acquired" by the Trust or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Trust or any Fund thereof, or (ii) is being or has been considered by a Fund's investment adviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

             (11) A Security is "being purchased or sold" by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

III.         PROHIBITED PURCHASES AND SALES OF SECURITIES.

             (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund of the Trust:

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                      (A)     employ any  device,  scheme or artifice to defraud
                              such Fund;

                      (B) make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                      (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

                      (D) engage in any manipulative practice with respect to such Fund.

             (2) No Special Purpose Investment Personnel may purchase or sell, directly or indirectly, any Security as to which such person is a Special Purpose Investment Personnel in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

             (3) No Special Purpose Investment Personnel may sell a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring beneficial ownership of that Security.

IV.          ADDITIONAL RESTRICTIONS AND REQUIREMENTS

             (1) Pre-approval of IPOs and Private Placements - Each Access Person must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

             (2) No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

             (3) Each Access Person (other than the Trust's Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust's investment adviser or principal underwriter) who is not required to provide such information under the terms of a code of ethics described in Section VII, hereof, must provide to the Review Officer a complete listing of all securities owned by such person as of December 31st of the previous year. Thereafter, each such person shall submit a revised list of such holdings to the Review Officer as of December 31st of each subsequent year. The initial listing must be submitted within 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year.

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V.           REPORTING OBLIGATION.


             (1) Each Access Person (other than each Trust's Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

             (2) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                      (A)     The date of the transaction, the title, the number
                              of  shares  and  the  principal   amount  of  each
                              security involved;

                      (B)     The  nature of the  transaction  (i.e.,  purchase,
                              sale  or  any  other   type  of   acquisition   or
                              disposition);

                      (C)     The price at which the transaction was effected;

                      (D) The name of the broker, dealer or bank with or through whom the transaction was effected;

                      (E) The date the report was submitted by the Access Person; and

                      (F) With respect to any new account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the following additional information shall be provided: (i) the name of the broker, dealer or bank with whom the account was established; and (ii) the date the account was established.

             (3) In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

             (4) An Access Person who would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics described in Section VII, hereof.

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             (5)      An  Independent   Trustee  shall  report  transactions  in
                      Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by any Fund of the Trust. (The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Funds' portfolio holdings, market considerations,
                      or  the  Trust's  investment   policies,   objectives  and
                      restrictions.)

             (6) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

             (7) Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares. Such report shall be made promptly after the date on which the Trustee's ownership interest equaled or exceeded 1/2 of 1%.

VI.          REVIEW AND ENFORCEMENT.

             (1) The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Trust and a list of securities being considered for purchase or sale by the Trust's adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

             (2) If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Trust and outside counsel, who shall make an independent determination as to whether a violation has occurred.

             (3) If the President and outside counsel find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

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             (4)      No person shall  participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself or herself. If
                      a   securities   transaction   of  a  President  is  under
                      consideration,   any  Vice  President  shall  act  in  all
                      respects   in  the  manner   prescribed   herein  for  the
                      President.

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VII. INVESTMENT  ADVISER'S,  ADMINISTRATOR'S OR PRINCIPAL  UNDERWRITER'S CODE OF
     ETHICS.

             Each investment adviser, administrator and principal underwriter of the Trust shall:

             (1) Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to, and compliant with, Rule 17j-1, which code shall comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing or be accompanied by a written statement explaining any differences and supplying the rationale therefor;

             (2) Promptly report to the Trust in writing any material amendments to such code of ethics;

             (3) Promptly furnish to the Trust upon request copies of any reports made pursuant to such code of ethics by any person who is an Access Person as to the Trust; and

             (4) Shall immediately furnish to the Trust, without request, all material information regarding any violation of such Code by any person who is an Access Person as to the Trust.

VIII.        ANNUAL WRITTEN REPORT TO THE BOARD.

             At least once a year, the Review Officer will provide the Board of Trustees a written report that includes:

             (1) ISSUES ARISING UNDER THE CODE - The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

             (2) CERTIFICATION - The Report will certify to the Board of Trustees that the Trust has adopted measures reasonably necessary to prevent its personnel from violating the Code currently and in the future.

IX.          RECORDS.

             The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the Investment
             Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

             (1) A copy of this code of ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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             (2)      A record of any  violation  of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

             (3) A copy of each report made by an officer or trustee pursuant to this code of ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

             (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

             (5) A copy of the annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

             (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

X.            MISCELLANEOUS

             (1) CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Trusts pursuant to this Code shall be treated as confidential.

             (2) INTERPRETATION OF PROVISIONS. The Boards of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

             (3) PERIODIC REVIEW AND REPORTING. The President of the Trust shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.


  Adopted November 13, 2000.

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